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                                   EXHIBIT 21 - - Subsidiaries of the Registrant

As of September 1, 2001, SBS Technologies, Inc. has the following subsidiaries:

Name                                                      State of Incorporation
----                                                      ----------------------

SBS Technologies, Inc., Modular I/O                       California, USA

SBS Technologies, Inc., Embedded
        Computers                                         New Mexico, USA

SBS Technologies, Inc., Connectivity
        Products                                          Minnesota, USA

SBS Technologies, Inc., Industrial
        Computers                                         California, USA

SBS Technologies, Inc., Communications
        Products                                          California, USA

SDL Communications, Inc.                                  Massachusetts, USA

SBS Technologies, Inc., Foreign
        Holding Company                                   Nevada, USA

SBS Technologies Holding GmbH                             Germany

ORTEC Electronic Assembly GmbH                            Germany

SBS OR Computers Verwaltungs GmbH                         Germany

SBS Technologies Europe GmbH                              Germany

SBS OR Industrial Computers
        GmbH & Co. KG                                     Germany